Exhibit 10.15

General Grant Form

PLA-FIT HOLDINGS, LLC

CLASS M UNIT AWARD AGREEMENT

THIS AWARD AGREEMENT is made as of this      day of         , 201    , (the “Grant Date”) between Pla-Fit Holdings, LLC, a Delaware limited liability company (the “Company”) and the undersigned Recipient (the “Recipient”).

WHEREAS, the Company desires to grant to the Recipient an Award pursuant to the terms of the 2013 Equity Incentive Plan, as amended from time to time (the “Plan”); and

WHEREAS, the parties hereto believe that it would be in the best interests of the Company if they agree, as provided in this Agreement, on certain matters relating to confidentiality, restricted activities and the Recipient’s Award.

NOW THEREFORE, in consideration of the foregoing, in the agreements set forth below and the parties’ desire to further the interests of the Company, the parties hereby agree with each other as follows:

1. Grant. Subject to the terms set forth in this Agreement and in the Plan, including the condition that the Recipient execute Attachement C and comply with the Restrictive Covenants contained therein, the Company hereby grants to the Recipient [•] Class M Units.

2. Vesting; Repurchase Rights.

(a) Vesting

(i)	Eighty percent of the Class M Units granted pursuant to the Award shall vest in equal installments on each of the first five anniversaries of the Grant Date subject to the Recipient’s continued Employment through each applicable vesting date. Notwithstanding the preceding sentence, all Unvested Class M Units granted pursuant to the Award shall fully vest upon the occurrence of a Company Sale (as defined in the LLC Agreement) subject to the Recipient’s continued Employment through the date of such Company Sale. Upon an initial public offering of the common stock of the Company, its parent, or a subsidiary registered on a Form S-1 under the Securities Act of 1933, as amended (an “Initial Public Offering”), subject to the Recipient’s continued Employment through the date of such initial public offering the remaining twenty percent of the Class M Units granted pursuant to the award agreement shall vest.

(ii)	The portion of the Award which is or becomes vested in accordance with the provisions of this Agreement and not forfeited or repurchased pursuant to this Agreement is referred to as “Vested” for purposes of this Agreement and the Plan and the portion of the Award which has not become vested pursuant to the terms of this Agreement is referred to is “Unvested” for purposes of this Agreement and the Plan.

(iii)	In the event of the termination of the Recipient’s employment for any reason (including death or disability), no additional portion of the Award will become Vested at or after the time of such termination and the Unvested portion of the Award shall immediately be forfeited for no consideration due to the Recipient. The Recipient’s retention of the Vested portion of an Award shall in all cases be conditioned upon the Recipient signing and returning to the Company (without revoking) a timely and effective release of claims in the form provided by the Company by the deadline specified therein, which in all events shall be not later than the fiftieth (50th) calendar day following the date of termination.

(iv)	In the event the Recipient’s employment with the Company is terminated by the Company for Cause or for breach of the Restrictive Covenants, or upon the Recipient later breaching a Restrictive Covenant, the entirety of the Award granted hereunder shall automatically be forfeited without any further action or payment whether or not some or all of such Award had become Vested at the time of such termination.

(b) Repurchase Rights.

(i)	In the event that the Recipient is no longer Employed by the Company or any of its Affiliates for any reason, any then outstanding Vested Award will be subject to repurchase by the Company pursuant to the terms and conditions set forth in this Section 2(b). The Company’s right to repurchase pursuant to this Section 2(b) is referred to herein as the “Repurchase Option” and all or any portion of any such outstanding and Vested Award that the Company elects to repurchase hereunder, as applicable, is referred to herein individually as the “Repurchase Award” and collectively the “Repurchase Awards.”

(ii)

Upon termination of the Recipient’s Employment for any reason, the Company may elect (A) at any time prior to a Company Sale or an Initial Public Offering, as applicable, to purchase the Repurchase Awards at a price per Repurchase Award equal to the lesser of its Fair Value on the date the Recipient’s Employment terminated or the date the repurchase occurs or (B) at any time on or following a Company Sale or an Initial Public Offering, as applicable, to purchase the Repurchase Awards at a price per Repurchase Award equal to the Fair Value of such Award on the date the repurchase occurs (such amount, the “Repurchase Amount”).

“Fair Value” is defined as the amount the Recipient would receive in respect of the Vested portion of his or her Award if a Company Sale were consummated on the date the Fair Value is to be determined, all as determined in good faith by the Administrator.

(iii)	The Company shall elect to exercise the Repurchase Option by delivering written notice at any time on or prior to a Company Sale (the “Repurchase Notice”) to the Recipient of the applicable Repurchase Awards. The Repurchase Notice will include (i) the Administrator’s determination of Fair Value, (ii) the resulting calculation of the Repurchase Amount and (iii) a check for the Repurchase Amount. Following such payment hereunder, the Recipient will have no further rights under this Agreement or the Plan.

(iv)	In the event that the Company has exercised the Repurchase Option pursuant to this Section 2(b) and has paid the Repurchase Amount and (a) the Recipient is not in compliance with all applicable provisions of the Award Agreement and the Plan; (b) the Recipient breaches any agreement or covenant with the Company or its Affiliates with respect to non-competition, non-solicitation or confidentiality, or (c) the Company reasonably determines that it could have terminated the Recipient’s Employment for Cause at the time the Recipient’s Employment terminated, the Recipient will be obligated to deliver to the Company, within five (5) days following notice from the Company that such amount is due, the Repurchase Amount paid by the Company for the Repurchase Awards.

3. Restrictions on Transfer. All Awards are non-transferable (other than as provided in the LLC Agreement), and in no event may the Recipient pledge, create a security interest in or lien on, or in any way encumber any Award.

4. Definitions. Certain capitalized terms are used in this Agreement with the specific meanings defined herein. Any capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan. For the purposes of this Agreement:

(a) “Cause” shall mean (i) in the case of any Recipient who is party to an employment or severance-benefit agreement that contains a definition of “Cause,” the definition set forth in such agreement for so long as such agreement is in effect or (ii) in the case of any other Recipient, “Cause” will mean (A) substantial failure to perform, or substantial negligence in the performance of the Recipient’s duties and responsibilities to the Company or any of its subsidiaries, or (B) the commission by the Recipient of a felony or other crime involving moral turpitude, or (C) the commission by the Recipient of theft, fraud, embezzlement, material breach of trust or any material act of dishonesty involving the Company or any of its Affiliates, or (D) a significant violation by the Recipient of the code of conduct of the Company or its subsidiaries or of any statutory or common law duty of loyalty to the Company or its subsidiaries.

(b) “Good Reason” shall mean “good reason” as defined in Recipient’s employment agreement with the Company, if such agreement exists and defines good reason.

(c) “LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of the Company dated November 8, 2012 as amended from time to time.

(d) “Restrictive Covenant” means the restrictive covenants set forth on Attachment C.

5. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

6. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Recipient and their respective heirs, executors, administrators, legal representatives, successors and assigns.

7. No Rights to Employment. Nothing contained in this Agreement shall be construed as giving the Recipient any right to be retained, in any position, as an employee or other service provider of the Company or any Affiliate thereof.

8. Election under Section 83(b). The Recipient and the Recipient’s spouse, if applicable, shall execute and deliver to the Company with this executed Agreement, a copy of the Acknowledgment and Statement of Decision Regarding Election Pursuant to Section 83(b) of the Code (the “Acknowledgment”) substantially in the form attached hereto as Attachment A, together with a copy of the Election Pursuant to Section 83(b) of the Code, substantially in the form attached hereto as Attachment B. The Recipient should consult his or her tax advisor to determine if there is a comparable election to file in the state of his or her residence and whether such filing is desirable under the circumstances.

9. Consultation with Counsel. The Recipient hereby acknowledges and represents that he has had the opportunity to consult with independent legal counsel regarding his or her rights and obligations under this Agreement and that he or she fully understands the terms and conditions contained herein.

10. Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 10.

11. Unit Certificate Restrictive Legends. Certificated Units evidencing the Award, to the extent such certificates are issued, may bear such restrictive legends as the Company and/or the Company’s counsel may deem necessary or advisable under applicable law or pursuant to this Agreement, including, without limitation, the following legends:

“THE UNITS OR OTHER INTERESTS REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON [DATE OF ISSUANCE], HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS (“STATE ACTS”) AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR STATE ACTS OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE TRANSFER OF THE UNITS REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN AN AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, DATED AS OF NOVEMBER 8, 2012, AS IT MAY BE AMENDED FROM TIME TO TIME, GOVERNING THE ISSUER (THE “COMPANY”) AND BY AND AMONG THE MEMBERS. A COPY OF SUCH AGREEMENT SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.”

12. Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

13. Entire Agreement. This Agreement and Plan constitute the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.

14. Amendment. This Agreement may be amended or modified only by a written instrument executed by the Company and the Recipient.

15. Governing Law. Except as expressly provided in Attachement C, this Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Delaware. In the event of any alleged breach or threatened breach of this Agreement, the parties hereby consent and submit to the jurisdiction of the federal and state courts in and of the State of Delaware and to service of legal process in the State of Delaware.

16. Power of Attorney. The Recipient hereby irrevocably constitutes and appoints each of the Company and any of its officers with full power of substitution, acting jointly or severally, as its attorney-in-fact and agent to sign, execute and deliver, in its name and on its behalf, all or any such agreement, deeds, instruments, documents and/or any counterpart thereof or certificates or to take any such action as it deems necessary from time to time or as is required under any applicable law to admit the Recipient as a member of the Company or to conduct the business of the Company, including (without limitation) the power and authority to sign, execute and deliver (or attach signature pages to) (i) the LLC Agreement and (ii) any amendment to the LLC Agreement adopted in accordance with its terms. This power of attorney is given to secure the obligations of the Recipient hereunder and deemed coupled with an interest of the Company and is irrevocable.

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IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement as of the day and year first above written.

PLA-FIT HOLDINGS, LLC

By:

Name of Recipient:
Address:

ATTACHEMENT A

ACKNOWLEDGMENT AND STATEMENT

OF DECISION REGARDING ELECTION

PURSUANT TO SECTION 83(b) OF

THE INTERNAL REVENUE CODE

The undersigned (which term includes the undersigned’s spouse), a Member of Pla-Fit Holdings, LLC, a Delaware Limited Liability Company (the “Company”), and Participant in the Agreement with the Partnership (the “Agreement”) and a recipient of certain Units thereunder (the “Award”), hereby states, as of the date of issuance of the Award, as follows:

1. The undersigned acknowledges receipt of a copy of the Agreement. The undersigned has carefully reviewed the Agreement.

2. The undersigned either [check as applicable]:

         (a) has consulted, and has been fully advised by, the undersigned’s own tax advisor,                         , whose business address is                         , regarding the federal, state and local tax consequences of being issued the Award under the Agreement, and particularly regarding the advisability of making elections pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), and pursuant to the corresponding provisions, if any, of applicable state laws; or

         (b) has knowingly chosen not to consult such tax advisor.

3. The undersigned hereby states that the undersigned is making an election pursuant to Section 83(b) of the Code and is submitting to the Partnership, together with the undersigned’s executed Agreement, a copy of an executed election form which is attached as Exhibit B to the Agreement.

4. Neither the Company nor a representative of the Company has made any warranty or representation to the undersigned with respect to the tax consequences of the issuance of the Award to the undersigned pursuant to the Agreement or of the making or failure to make an election pursuant to Section 83(b) of the Code or corresponding provisions, if any, of applicable state law.

5. The undersigned is also submitting to the company, together with the Agreement, a copy of an executed election form, if an election is made, of the undersigned pursuant to provisions of state law corresponding to Section 83(b) of the Code, if any, which are applicable to the issuance of the Award to the undersigned pursuant to the Agreement.

Date:
Participant

Date:
Participant’s Spouse

ATTACHEMENT B

ELECTION PURSUANT TO SECTION 83(b) OF THE

INTERNAL REVENUE CODE

The undersigned hereby elects pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in the undersigned’s gross income for the taxable year indicated below the excess (if any) of the fair market value of the property described below, over the amount the undersigned paid for such property, if any, and supplies herewith the following information in accordance with the Treasury regulations promulgated under Section 83(b):

1. The undersigned’s name, address and taxpayer identification (social security) number are:

Name:

Address:

Social Security #:

The undersigned’s spouse’s name, address and taxpayer identification (social security) number are (complete if applicable):

Name:

Address:

Social Security #:

2. The property with respect to which the election is made consists of                      Units (the “Award”) of Pla-Fit Holdings, LLC, a Delaware Limited Liability Company (the “Company”), representing a profits interest in the Company.

3. The date on which the Award was transferred to the undersigned was             , 2013 and the taxable year to which this election relates is 2013.

4. The Award is subject to the following restrictions: (a) [•] Units will be forfeited if the undersigned ceases to be an employee of the Partnership prior to the vesting date, and (b) 100% of the Units are subject to restrictions should the undersigned wish to transfer the Award (in whole or in part).

5. The fair market value of the Award at the time of transfer (determined without regard to any restrictions other than those which by their terms will never lapse) is $0.

6. The amount paid for the Award by the undersigned was $0.

7. A copy of this election has been furnished to the Company, and the original will be filed with the income tax return of the undersigned to which this election relates.

Date:
Participant

Date:
Participant’s Spouse

ATTACHEMENT C

RESTRICTIVE COVENANTS

April 30, 2013

I, the undersigned, acknowledge the importance to Pla-Fit Holdings, LLC (the “Company”) and its Affiliates (as hereafter defined) of protecting their legitimate interests, including without limitation the valuable confidential information and goodwill that they have developed or acquired. Therefore, in consideration of my initial or ongoing membership on the Board of Managers of, or other service relationship with, the Company, the award granted to me under the Pla-Fit Holdings, LLC 2013 Performance Incentive Plan and my being granted access to trade secrets and other confidential information of the Company and its Affiliates, and for other good and valuable consideration, the receipt and sufficiency of which I hereby acknowledge:

1. I agree that all Confidential Information, as defined below, which I create or to which I have access as a result of my membership on the Board of Managers and other associations with the Company and its Affiliates is and shall remain the sole and exclusive property of the Company and its Affiliates. I agree that, except as required for the proper performance of my regular duties for the Company, as expressly authorized in writing in advance by an expressly authorized representative of the Company, or as required by applicable law, I will never, directly or indirectly, use or disclose any Confidential Information. I understand and agree that this restriction shall continue to apply after the termination of my relationship with the Company, howsoever caused. Further, I agree to provide prompt notice to the Company of any required disclosure of Confidential Information sought pursuant to subpoena, court order or any other legal requirement and to provide the Company a reasonable opportunity to seek protection of the Confidential Information prior to any such disclosure.

2. I agree that all documents, records and files, in any media of whatever kind and description, relating to the business, present or otherwise, of the Company or its Affiliates and any copies (including without limitation electronic), in whole or in part, thereof (“Documents” and each individually, a “Document”), whether or not prepared by me, shall be the sole and exclusive property of the Company and its Affiliates. Except as required for the proper performance of my regular duties for the Company or as expressly authorized in writing in advance by an expressly authorized representative of the Company, I will not copy any Documents or remove any Documents, or copies, from the premises of the Company or any of its Affiliates. I will safeguard, and return to the Company immediately upon termination of my relationship with the Company, and at such other times as may be specified by the Company, all Documents and all other property of the Company and its Affiliates, and all documents, records and files of their customers, subcontractors and suppliers (“Third-Party Documents” and each individually a “Third-Party Document”) and all other property of such customers, subcontractors and suppliers, then in my possession or control.

3. I shall maintain accurate and complete records of, and shall immediately and fully disclose and deliver to the Company, all Intellectual Property, as defined below. I have attached hereto as Exhibit A, a list describing all inventions, original works of authorship, developments, improvements, and trade secrets which were made by me prior to my relationship with the Company, which belong to me and which are not assigned to the Company hereunder (collectively referred to as “Prior Inventions”) and, if no such list is attached, I represent and warrant that there are no such Prior Inventions. If I incorporate into any of the Intellectual Property any Prior Inventions or any other invention, improvement, development, concept, discovery or other proprietary information owned by me or in which I have an interest (collectively, including Prior Inventions, “Service Provider Inventions”), I hereby grant the Company an irrevocable, worldwide, fully paid-up, royalty-free, non-exclusive license, with the right to sublicense through multiple tiers, to exploit or utilize the Intellectual Property as the Company deems fit in its discretion. All copyrightable works that I create in the scope of my service relationship with the Company shall be considered “work made for hire” and shall, upon creation, be owned exclusively by the Company.

4. I hereby assign and agree in the future to assign to the Company (or as otherwise directed by the Company) my full right, title and interest in and to all Intellectual Property. I agree to provide, at the Company’s request, all further cooperation which the Company determines is necessary or desirable to accomplish the complete transfer of the Intellectual Property and all associated rights to the Company, its successors, assigns and nominees, and to ensure the Company the full enjoyment of the Intellectual Property. To the extent that I cannot assign and transfer any of my full right, title, and interest in the Intellectual Property then I hereby grant the Company and its Affiliates an irrevocable, worldwide, fully paid-up, royalty-free, exclusive license, with the right to sublicense through multiple tiers, to exploit or utilize the Intellectual Property as the Company deems fit in its discretion. I will not charge the Company or any of its Affiliates, successors, or assigns for time spent in complying with these obligations under Paragraphs 4 and 5 of this Agreement.

5. I agree that, during my service relationship with the Company and during the twelve (12) month period immediately following termination of that relationship, I will not, directly or indirectly, compete, or undertake any planning to compete, with the Company or any of its Affiliates, in any geographic area in which the Company or any of its Affiliates conduct or are actively planning to conduct their business (the “Restricted Area”), whether as an owner, partner, investor, consultant, employee or otherwise. Specifically, but without limiting the foregoing, I agree not to work or provide services, in any capacity, whether as an employee, independent contractor or otherwise, whether with or without compensation, to any Person who is engaged in any business that is competitive with the Business of the Company or any of its Affiliates for which I have provided services, as conducted or in planning during my employment, anywhere within the Restricted Area. For purposes of this agreement, the “Business of the Company” shall mean owning, franchising or operating low-price health and fitness clubs and “low-price health and fitness clubs” shall mean health and fitness clubs that charge membership fees of thirty dollars ($30) or less per month. I understand that the foregoing shall not prevent my passive ownership of two percent (2%) or less of the equity securities of any publicly traded company.

6. I agree that, during my service relationship with the Company and during the twelve (12) month period immediately following termination of that relationship, I will not directly or indirectly (a) solicit or encourage any franchisee of the Company or any of its Affiliates to terminate or diminish its relationship with them; or (b) seek to persuade any such franchisee or prospective franchisee of the Company or any of its Affiliates to conduct with anyone else any business or activity which such franchisee or prospective franchisee conducts or could conduct with the Company or any of its Affiliates.

7. I agree that, during my service relationship with the Company and during the twelve (12) month period immediately following termination of that relationship , I will not, and will not assist anyone else to, (a) hire or solicit for hiring any employee of the Company or any of its Affiliates or seek to persuade any employee of the Company or any of its Affiliates to discontinue employment or (b) solicit or encourage any independent contractor providing services to the Company or any of its Affiliates to terminate or diminish its relationship with them; provided, however, that these restrictions shall apply only to employees and independent contractors who have provided services to the Company at any time within the immediately preceding two year period.

8. During the twelve (12) month period immediately following the termination of my service relationship with the Company, I will notify the Company in writing of any change in my address and of each new job or other business activity in which I plan to engage at least two weeks prior to beginning such job or activity. Such notice shall state the name and address of any new employer and the nature of my position. I agree to provide the Company with such other pertinent information concerning such business activity as the Company may reasonably request in order to determine my continued compliance with my obligations under this Agreement. I agree to notify my new employers of my obligations under this Agreement and hereby consent to notification by the Company to my new employers about my obligations under this Agreement.

9. In signing this Agreement, I give the Company assurance that I have carefully read and considered all the terms and conditions of this Agreement, including the restraints imposed on me under this Agreement. I agree without reservation that each of the restraints contained herein is necessary for the reasonable and proper protection of the goodwill, Confidential Information and other legitimate interests of the Company and its Affiliates; that each and every one of those restraints is reasonable in respect to subject matter, length of time and geographic area; and that these restraints will not prevent me from obtaining other suitable employment during the period in which I am bound by these restraints. I agree that I will never assert, or permit to be asserted on my behalf, in any forum, any position contrary to the foregoing. I also acknowledge and agree that, were I to breach any of the provisions of this Agreement, the harm to the Company and its Affiliates would be irreparable. I therefore agree that in the event of such a breach or threatened breach the Company and its Affiliates shall, in addition to any other remedies available to them, shall be entitled to preliminary and permanent injunctive relief against any such breach or threatened breach by you, without having to post bond, and will additionally be entitled to recover its reasonable attorney’s fees and costs. Without limiting the generality of the foregoing, I agree that, in the event of my breach of any of the provisions of this Agreement, the Company shall have the immediate right to cause to be cancelled, rescinded, terminated, or otherwise limited or restricted, my award under the Pla-Fit Holdings, LLC 2013 Performance Incentive Plan. I further agree that, in the event that any provision of this Agreement shall be determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a time, too large a geographic area or too great a range of activities, such provision shall be deemed to be modified to permit its enforcement to the maximum extent permitted by law. Finally, no claimed breach of contact or other violation of law attributed to the Company, or change in the nature or scope of my service relationship with the Company, shall operate to excuse me from the performance of my obligations under this Agreement.

10.	For purposes of this Agreement, the following definitions apply:

“Affiliates” means all persons and entities directly or indirectly controlling, controlled by or under common control with the Company, where control may be by management authority, equity interest or otherwise.

“Confidential Information” means any and all information of the Company and its Affiliates that is not generally known by others with whom the Company or any of its Affiliates competes or does business, or with whom any of them plans to compete or do business, and any and all information, publicly known in whole or in part or not, which, if disclosed by the Company or any of its Affiliates, would assist in competition against them, including but not limited to (a) all proprietary information of the Company and its Affiliates, including but not limited to the products and services, technical data, methods, processes, know-how, developments, inventions, and formulae of the Company and its Affiliates, (b) the development, research, testing, marketing and financial activities and strategic plans of the Company and its Affiliates, (c) the manner in which they operate, (d) their costs and sources of supply, (e) the identity and special needs of the customers, prospective customers and franchisees of the Company and its Affiliates, and (f) the people and organizations with whom the Company and its Affiliates have business relationships and those relationships.

“Intellectual Property” means inventions, discoveries, developments, methods, processes, compositions, works, concepts, ideas and know-how (whether or not patentable or copyrightable or constituting trade secrets) conceived, made, created, developed or reduced to practice by me during my service relationship with the Company that relate in any way to the business, products or services of the Company or any of its Affiliates or to any prospective activity of the Company or any of its Affiliates or that result from any work performed by me for the Company or any of its Affiliates or that make use of the Confidential Information or of facilities or equipment of the Company or any of its Affiliates.

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, an estate, a trust and any other entity or organization, other than the Company or any of its Affiliates.

11. This is a New Hampshire contract and shall be governed by and construed in accordance with the laws of the State of New Hampshire, without regard to any conflict of laws principles to the contrary. In the event of any alleged breach of this Agreement, I hereby consent and submit to the jurisdiction of the federal and state courts in and of the State of New Hampshire.

12. I represent and warrant that my service relationship with the Company and the execution and performance of this Agreement will not breach or be in conflict with any other agreement to which I am a party or am bound and that I am not now subject to any covenants against competition or similar covenants or other obligation to third parties or to any court order, judgment or decree that would affect the performance of my obligations hereunder or of my duties and responsibilities to the Company and its Affiliates. I will not disclose to or use on behalf of the Company or its Affiliates, or induce the Company or any of its Affiliates to use, any proprietary information of any previous employer of mine or other third party without that party’s consent.

13. This Agreement sets forth the entire agreement between me and the Company and supersedes all prior and contemporaneous communications, agreements and understandings, written or oral, with respect to the subject matter hereof; provided, however, that this Agreement shall not terminate or supersede any additional obligations I may have pursuant to any other agreement or under applicable law with respect to confidentiality, assignment of rights to intellectual property or the like. In the event of conflict between this Agreement and any prior agreement between me and the Company, this Agreement shall govern. No marking or like change to the body of this Agreement shall be of any force or effect and this Agreement shall be interpreted as if such change had not been made. This Agreement may not be modified or amended, and no breach shall be deemed to be waived, unless agreed to in writing by me and an expressly authorized officer of the Company. If any provision of this Agreement should, for any reason, be held invalid or unenforceable in any respect, it shall not affect any other provisions, and shall be construed by limiting it so as to be enforceable to the maximum extent permissible by law. Provisions of this Agreement shall survive any termination if so provided in this Agreement or if necessary or desirable to accomplish the purpose of other surviving provisions.

14. Neither the Company nor I may make any assignment of this Agreement or any interest in it, by operation of law or otherwise, without the prior written consent of the other; provided, however, that the Company may assign its rights and obligations under this Agreement without my consent (a) in the event that I am transferred to a position with one of the Company’s Affiliates or (b) in the event that the Company shall hereafter effect a reorganization, consolidate with, or merge into any Person or Affiliate or transfer to any Person or Affiliate all or substantially all of the business, properties or assets of the Company. This Agreement shall inure to the benefit of and be binding upon me and the Company, and each of our respective successors, executors, administrators, heirs, representatives and permitted assigns. I also agree that each of the Company’s Affiliates shall have the right to enforce all of my obligations to that Affiliate under this Agreement.

15. I acknowledge and agree that this Agreement does not in any way restrict my right or that of the Company to terminate my service relationship with the Company at any time, with or without notice or cause. In signing this Agreement, I give the Company assurance that I have read and understood, and have had a full and reasonable opportunity to consider, its terms and to consult with any person of my choosing before signing; that I have not relied on any agreements or representations, express or implied, that are not set forth expressly in this Agreement; and that I have signed this Agreement knowingly and voluntarily.

Intending to be legally bound hereby, I have signed this Agreement as of the day and year first written above.

Signature:

Printed Name:

EXHIBIT A

LIST OF PRIOR INVENTIONS AND ORIGINAL WORKS OF AUTHORSHIP

TITLE	DATE	IDENTIFYING NUMBER OR BRIEF DESCRIPTION

                     No inventions or improvements

                     Additional sheets attached

Signature of Recipient (as of the date first written above):